Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 11, 2019 (the “Transaction Date”), we completed our combination with Rowan pursuant to the Transaction Agreement (the “Rowan Transaction”).  Accordingly, as a result of the Rowan Transaction, Rowan shareholders received 2.750 Ensco Class A ordinary shares for each share of Rowan common stock. Upon closing of the Rowan Transaction, we effected a consolidation (being a reverse stock split under English law) where every four existing Class A ordinary shares, each with nominal value of $0.10, were consolidated into one Class A ordinary share, each with nominal value of $0.40 (the “Reverse Stock Split”). All share and per share data included in this report have been retroactively adjusted to reflect the Reverse Stock Split. On the Transaction Date, we changed our name to Ensco Rowan plc.

The transaction will be accounted for using the acquisition method of accounting with Ensco identified as the acquirer in accordance with U.S. GAAP.  Under the acquisition method of accounting, Ensco recorded all assets acquired and liabilities assumed at their respective Transaction-Date fair values.

The following unaudited pro forma condensed combined financial statements and the related notes present the combination of the historical consolidated financial statements of Ensco and Rowan, adjusted to give effect to the Rowan Transaction. See additional information in Note 1 - Basis of Presentation to the unaudited pro forma condensed combined financial statements.

ENSCO ROWAN PLC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2018

(In millions)

	Historical
	Ensco	Rowan	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$275	$1,027	$—		$1,302
Short-term investments	329		—		329
Accounts receivable, net	345	251	(3	)(a)	593
Other	361	22	172	(b)	555
Total current assets	1,310	1,300	169		2,779

PROPERTY AND EQUIPMENT, NET	12,616	6,201	(3,165	)(c)	15,652

LONG-TERM NOTE RECEIVABLE FROM UNCONSOLIDATED SUBSIDIARY	—	456	—		456

INVESTMENT IN UNCONSOLIDATED SUBSIDIARY	—	41	111	(d)	152

OTHER ASSETS	98	120	7	(e)	225
	$14,024	$8,118	$(2,878)		$19,264

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$211	$122	$—		$333
Accrued liabilities and other	318	130	42	(f)	490
Current portion of long-term debt	—	201	2	(g)	203
Total current liabilities	529	453	44		1,026

LONG-TERM DEBT	5,010	2,310	(399	)(g)	6,921

OTHER LIABILITIES	396	320	270	(h)	986

TOTAL EQUITY	8,089	5,035	(2,793	)(i)	10,331
	$14,024	$8,118	$(2,878)		$19,264

The accompanying notes are an integral part to these unaudited pro forma condensed combined financial statements.

ENSCO ROWAN PLC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(In millions, except per share amounts)

	Historical
	Ensco	Rowan	Pro Forma Adjustments		Pro Forma Combined
OPERATING REVENUES	$1,705	$825	$4	(j)	$2,534
OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	1,319	695	—		2,014
Loss on impairment	40	—	—		40
Gain on sale of assets to unconsolidated subsidiary	—	(66)	—		(66)
Depreciation	479	389	(242	)(k)	626
General and administrative	103	105	(17	)(l)	191
	1,941	1,123	(259)		2,805
EQUITY IN EARNINGS OF UNCONSOLIDATED SUBSIDIARY	—	10	(14	)(m)	(4)
OPERATING LOSS	(236)	(288)	249		(275)
OTHER EXPENSE, NET	(303)	(111)	(32	)(n)	(446)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(539)	(399)	217		(721)
INCOME TAX EXPENSE (BENEFIT)	90	(52)	18	(o)	56
LOSS FROM CONTINUING OPERATIONS	$(629)	$(347)	$199		$(777)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST AND NON-VESTED SHARES	(4)	—	—		(4)
LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO THE APPLICABLE COMPANY	$(633)	$(347)	$199		$(781)
LOSS PER SHARE FROM CONTINUING OPERATIONS
Basic and diluted	$(5.80)				$(3.98)
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic and diluted	109		88	(p)	197

The accompanying notes are an integral part to these unaudited pro forma condensed combined financial statements.

ENSCO ROWAN PLC AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

Upon closing of the Rowan Transaction, we effected a consolidation (being a reverse stock split under English law) where every four existing Class A ordinary shares, each with nominal value of $0.10, were consolidated into one Class A ordinary share, each with nominal value of $0.40 (the “Reverse Stock Split”). All share and per share data included in this report have been retroactively adjusted to reflect the Reverse Stock Split. On the Transaction Date, we changed our name to Ensco Rowan plc.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X using the acquisition method of accounting in accordance with U.S. GAAP and are based on the historical consolidated financial statements of Ensco and Rowan, after giving effect to the transaction.

The unaudited pro forma condensed combined balance sheet combines the unaudited historical condensed consolidated balance sheets of Ensco and Rowan as of December 31, 2018, giving effect to the transaction as if it had occurred on December 31, 2018.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2018 assumes the transaction took place on January 1, 2018, the beginning of Ensco’s most recently completed fiscal year. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2018 combines the audited consolidated statements of operations of Ensco and Rowan for the fiscal year ended December 31, 2018.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent the consolidated results of operations or financial position of the combined company that would have been recorded had the transaction been completed as of the dates indicated and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that may be achieved with respect to the combined operations of Ensco and Rowan. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects that result directly from the transaction.

Under the terms of the Transaction Agreement, Rowan stockholders received 2.750 Ensco Class A ordinary shares for each share of Rowan common stock for a total value of $43.67 per share of Rowan common stock based on the closing share price of $15.88 per Ensco Class A ordinary share on April 10, 2019, the last trading day before the Transaction Date. Total consideration delivered in the Rowan Transaction consisted of 88.3 million Ensco shares and $2.6 million for the fair value of replacement employee equity awards for an aggregate value of $1.4 billion.

Under U.S. GAAP, merger-related transaction costs (i.e., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Ensco’s advisory, legal, valuation and other professional fees and expenses were $23.0 million, of which $14 million was incurred upon closing of the transaction. Costs incurred by Rowan related to the Transaction are $27.2 million, of which $17.0 million was incurred upon closing of the transaction. Following the completion of the transaction, we expect to incur additional charges and expenses relating to restructuring and integrating the operations of Ensco and Rowan.

The unaudited pro forma condensed combined financial statements illustrate the assets and liabilities of Rowan recorded at their preliminary estimated fair values at the closing date. The preliminary fair value estimates are subject to change based on the final valuations. Actual results will differ from this unaudited pro forma condensed combined financial information once EnscoRowan has completed the valuation analysis and computations necessary to finalize the required purchase price allocations. Accordingly, the final purchase price allocations and their effects on financial position and results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The unaudited pro forma condensed combined financial statements do not constitute Ensco’s statutory accounts required by the Companies Act 2006, which for the year ended December 31, 2018 were prepared in accordance with generally accepted accounting principles in the U.K. and were delivered to the Registrar of Companies in the United Kingdom. The U.K. statutory accounts included an unqualified auditor’s report, which did not contain any reference to matters to which the auditors drew attention by way of emphasis without qualifying the report or any statements under Section 498(2) or 498(3) of the Companies Act 2006.

The December 2018 audited consolidated statement of operations included within the unaudited pro forma condensed combined financial information included herein do not constitute Rowan’s statutory accounts for the year ended December 31, 2018. Rowan’s UK statutory financial statements for 2018 were prepared in accordance with International Financial Reporting Standards as adopted by the European Union and as issued by the International Accounting Standards board and were delivered to the Registrar of Companies in the United Kingdom. The U.K. statutory accounts included an unqualified auditor’s report, which did not contain any reference to matters to which the auditors drew attention by way of emphasis without qualifying the report or any statements under Section 498(2) or 498(3) of the Companies Act 2006.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Annual Reports on Form 10-K and Quarterly Report on Form 10-Q of Ensco Rowan plc, and the Annual Report on Form 10-K of Rowan Companies plc.

Note 2 - Accounting Policies

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies of Ensco Rowan plc.

Note 3 - Consideration and Allocation

Under the terms of the Transaction Agreement, Rowan stockholders received 2.750 Ensco Class A ordinary shares for each share of Rowan common stock for a total value of $43.67 per share of Rowan common stock based on the closing share price of $15.88 per Ensco Class A ordinary share on April 10, 2019. Total consideration delivered in the Rowan Transaction consisted of 88.3 million Ensco shares and $2.6 million for the fair value of replacement employee equity awards for an aggregate value of $1.4 billion. All share and per share data included in this report have been retroactively adjusted to reflect the reverse stock split discussed in the introductory paragraph.

Under GAAP, when the fair value assigned to acquired assets and liabilities exceeds the consideration transferred in a business combination, the difference is reflected as a bargain purchase gain. The following table summarizes the estimated bargain purchase gain calculation as of December 31, 2018 (in millions):

Current assets	$1,469
Noncurrent assets	3,771
Total assets	5,240
Liabilities	(2,978)
Net assets	2,262
Less: Transaction consideration	11,405
Estimated gain on bargain purchase	$857

The estimated fair values assigned to assets acquired net of liabilities assumed exceeded the consideration transferred, resulting in an estimated bargain purchase gain.  The estimated bargain purchase gain primarily resulted from the decline in Ensco’s share price from $33.92 to $15.88 between the last trading day prior to the announcement of the the Rowan Transaction and the Transaction Date.

Note 4 - Pro Forma Adjustments

(a)                                 Accounts Receivable, net

Reflects the pro forma adjustments to historical amounts to record the estimated fair value of accounts receivable.

(b)                                 Other current assets

Reflects the pro forma adjustments to record the estimated fair value of other current assets as follows (in millions):

Adjustment to record Rowan materials and supplies at estimated fair value	178
Elimination of Rowan historical deferred contract drilling expenses and debt issuance costs	(6)
$172

The pro forma adjustment to record the estimated fair value of materials and supplies arises from a difference in Ensco’s and Rowan’s accounting policy.  Materials and supplies consists of consumable parts and supplies maintained on drilling rigs and in shore-based warehouse locations for use in operations and generally is comprised of items of low per unit cost and high reorder frequency. The pro forma adjustment to record the estimated fair value of inventory reflects the estimate of the fair value of consumable parts and supplies maintained on Rowan’s drilling rigs and shore-based locations.  Ensco recognizes materials and supplies when purchased and subsequently expenses the items when consumed. Rowan historically recognized expense for consumable parts and supplies as a period cost when received for use and, therefore, Rowan’s historical financial statements do not include a materials and supplies balance.

The pro forma adjustment for the elimination of Rowan’s historical deferred contract drilling expenses primarily relates to deferred mobilization costs. Costs incurred for mobilization of equipment and personnel prior to the commencement of drilling services are deferred and subsequently amortized by Rowan over the term of the related drilling contract.  These deferred costs have no future economic benefit to EnscoRowan and are eliminated from the pro forma financial statements.

(c)                                  Property and equipment, net

Reflects the pro forma adjustments to historical amounts to record the estimated fair value of property and equipment.  We estimated the fair value of the rigs and equipment by applying an income approach, using projected discounted cash flows, a risk-adjusted discount rate and an estimated effective income tax rate.

(d)                                 Investment in unconsolidated subsidiary

Reflects the pro forma adjustment to record the estimated fair value of the equity investment in the Saudi Aramco Rowan Offshore Drilling Company (“ARO”), Rowan’s 50/50 joint venture with Saudi Aramco.  We estimated the fair value of the equity investment in ARO primarily by applying an income approach, using projected discounted cash flows of the underlying assets of ARO, a risk-adjusted discount rate and an estimated effective income tax rate.

(e)                                  Other assets

Reflects the pro forma adjustments to record the estimated fair value of other assets as follows (in millions):

Estimated fair value of Rowan contracts with customers	$13
Elimination of Rowan historical debt issuance costs	(6)
$7

The pro forma adjustment to record the estimated fair value of Rowan’s drilling contracts represents the intangible assets recognized for firm drilling contracts in place at the pro forma balance sheet date that have favorable contract terms as compared to current market day rates for comparable drilling rigs.  The various factors considered in the pro forma adjustment are (1) the contracted day rate for each contract, (2) the remaining term of each contract, (3) the rig class and (4) the market conditions for each respective rig class at the pro forma balance sheet date. The intangible assets are computed based on the present value of the difference in cash inflows over the remaining contract term as compared to a hypothetical contract with the same remaining term at an estimated current market day rate using a risk-adjusted discount rate and an estimated effective income tax rate. This balance will be amortized to operating revenues on a straight-line basis.

(f)                                   Accrued liabilities and other

Reflects the pro forma adjustments to record the estimated fair value of current liabilities as follows (in millions):

Rowan transaction costs not reflected in historical financial statements	$21
Ensco transaction costs not reflected in historical financial statements	20
Change-in-control provisions on Rowan benefit plans	12
Elimination of Rowan historical deferred revenues	(11)
$42

The pro forma adjustment for change-in-control provisions on Rowan benefit plans relates to the additional liability that was incurred for cash payments triggered upon a change in control for benefits payable to executives and other key Rowan employees as a result of pre-existing employee arrangements.

The pro forma adjustment to eliminate Rowan’s historical deferred revenues is primarily related to amounts received or receivable for mobilization and the reimbursement for capital upgrades that were previously paid or expected to be paid by a customer as compensation to mobilize a rig to the drilling location or perform requested upgrades or modifications to a rig.  Such amounts are deferred and subsequently amortized by Rowan over the term of the related drilling contract. The deferred revenue does not represent future obligations of EnscoRowan and are eliminated from the pro forma financial statements.

(g)                                  Current portion of long-term debt and long-term debt

Reflects the pro forma adjustment to adjust Rowan’s debt to its estimated fair value. The adjustment was based on quoted market prices for Rowan’s publicly traded debt as of April 10, 2019.

(h)                                 Other liabilities

Reflects the pro forma adjustments to record the estimated fair value of other liabilities as follows (in millions):

Adjustment to unrecognized tax benefits	148
Deferred tax impacts of certain pro forma adjustments	87
Estimated fair value of Rowan contracts with customers	$60
Elimination of Rowan historical deferred revenue	(18)
Adjustment to pension plan liabilities	(4)
Reclassification of employee benefits that became payable on the Transaction Date	(3)
$270

The pro forma adjustment to Rowan’s unrecognized tax benefits reflects the receipt of tax assessments during April and May 2019 related to certain tax positions taken by Rowan in prior years.  The assessments received totaled approximately $160 million.  The pro forma adjustment reflects the amount of those assessments for which we have preliminarily concluded we will not more-likely-than-not sustain the original filing positions.  We are continuing to evaluate the relevant facts and circumstances which may result in revisions to this estimate and those revisions may be material.

The pro forma adjustment to record the estimated fair value of Rowan’s contracts with customers reflects the intangible liabilities recognized for firm contracts that have unfavorable contract terms as compared to current market day rates for comparable assets.  Contracts that are expected to expire within 12 months of the pro forma balance sheet date are classified as current.  The various factors considered in the pro forma adjustment are (1) the contracted day rate for each contract, (2) the remaining term of each contract, (3) the rig class and (4) the market conditions for each respective rig class at the pro forma balance sheet date. The intangible liabilities are computed based on the present value of the difference in cash inflows over the remaining contract term as compared to a hypothetical contract with the same remaining term at an estimated current market day rate using a risk-adjusted discount rate and an estimated effective income tax rate. This balance will be amortized to operating revenues over the respective remaining contract terms on a straight-line basis.

The pro forma adjustment for deferred income tax liabilities represents the estimated incremental deferred income taxes, which reflects the tax effect of the difference between the estimated fair value of Rowan’s assets and liabilities recorded under the acquisition method of accounting and the carryover tax basis of those assets and liabilities.

The pro forma adjustment to eliminate deferred revenues reflects the noncurrent portion of deferred revenues described in (f) above.

(i)                                     Total equity

Represents the pro forma adjustments to total equity as follows (in millions):

Elimination of Rowan’s historical stockholders’ equity	$(5,035)
Ensco share consideration recorded as capital in excess of par value	1,369
Estimated bargain purchase gain	857
Ensco shares issued as Transaction consideration, par value	36
Ensco transaction costs	(20)
$(2,793)

(j)                                    Operating Revenues

Represents the pro forma adjustments for the amortization of intangible assets and liabilities associated with the estimated fair value of Rowan drilling contracts.

(k)                                 Depreciation

Reflects the pro forma adjustments for depreciation of Rowan’s property and equipment. Rowan’s property and equipment consists primarily of drilling rigs and related equipment. The pro forma depreciation adjustments relate to the pro forma adjustment to record the estimated fair value of Rowan’s drilling rigs and related equipment after conforming depreciable lives and salvage values and computing depreciation using the straight-line method. The estimated remaining useful lives for Rowan’s drilling rigs range from 10 to 32 years.

(l)                                     General and administrative

Reflects the elimination of merger-related costs included in the historical financial statements of Rowan and Ensco.

(m)                             Equity in earnings of unconsolidated subsidiary

Reflects the pro forma adjustments to equity in earnings of ARO. The pro forma adjustment reflects the amortization of the basis differences between the estimated fair value of the underlying assets and liabilities of ARO and the carrying values of those assets and liabilities as of the pro forma balance sheet date.

(n)                                 Other expense, net

Reflects the pro forma adjustment to other income (expense), net as follows (in millions):

Year Ended December 31, 2018
Amortization of the fair value adjustments to Rowan’s senior notes	$(26)

Elimination of amounts reclassified to earnings from accumulated other comprehensive income associated with Rowan’s defined benefit plans	6
$(32)

(o)                                 Provision for income taxes

Reflects the recognition of the pro forma adjustment to deferred tax liabilities.

(p)                                 Weighted-average shares outstanding

Reflects the pro forma adjustment for Ensco shares issued to Rowan shareholders.